UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2025
SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco, California		94108
(Address of principal executive offices)		(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Leadership Transition

On June 24, 2025 (the “Effective Date”), Sonder Holdings Inc. (the “Company”) announced that the Board of Directors (the “Board”) has appointed Janice Sears as Interim Chief Executive Officer (principal executive officer), effective immediately. Ms. Sears will also continue to serve in her current role of Chairperson of the Board and will step down from her role on the Audit Committee of the Board (the “Audit Committee”). Ms. Sears succeeds Francis Davidson, who has stepped down as Chief Executive Officer and as a director as of June 24, 2025. Concurrent with Ms. Sears stepping down from the Audit Committee, Michelle Frymire was appointed to serve on the Audit Committee as chair.

Ms. Sears, 64, has served on the Sonder Board since January 2022, as Chairperson since January 2025, and previously as Lead Independent Director from December 2023 to January 2025 and Audit Committee Chair from January 2022 to June 2025. Ms. Sears previously served as a director of Legacy Sonder since August 2021. From April 1988 to January 2009, Ms. Sears served in a variety of positions at Bank of America Securities, an investment bank, including most recently as the Managing Director, Western Region Head in the Real Estate, Gaming & Lodging Investment Banking Group. She concurrently served as the San Francisco Market President for Bank of America, a financial services company. Previously, Ms. Sears was a Real Estate Economist at both Chemical Bank, a bank holding company, and Citicorp, a financial services company. She serves on the board of directors, is the current audit committee chair, and previously served as a member of the compensation committee and special committee of IQHQ, a private REIT in the life sciences real estate sector. She previously served on the board of directors, including as audit committee chair and as a member of the compensation committee, at Invitation Homes Inc., a REIT that owns and operates single family rental houses across the United States. Ms. Sears also previously served on the board, including as audit committee chair, of Essex Property Trust Inc., a REIT that owns and manages multifamily properties in the western United States, BioMed Realty Trust, a life sciences real estate investment trust sold to Blackstone Real Estate, and several non-profit organizations and private companies, including The Swig Company, an owner of office buildings in New York and California. She serves professionally at the National Association of Corporate Directors and the West Audit Committee Network and is the Board Chair of QUALICB, the real estate arm of Compass Family Services. Ms. Sears is a NACD Certified Director and holds a B.A. in both Economics and Marketing from the University of Delaware.

There are no family relationships between Ms. Sears and any executive officer or director of the Company, there are no understandings or arrangements between Ms. Sears and any other person pursuant to which Ms. Sears was appointed as Interim Chief Executive Officer and Ms. Sears has no transactions reportable under Item 404(a) of Regulation S-K.

In connection with her appointment as Interim Chief Executive Officer, the Company and Ms. Sears have entered into an Offer Letter (the “Offer Letter”). The Offer Letter provides that, subject to the terms of the Offer Letter, Ms. Sears will receive during the period she serves as Interim Chief Executive Officer (which is not expected to exceed six months) (the “Term”), base salary in an amount equal to $60,000 per month, less applicable withholdings. Additionally, Ms. Sears will be eligible to receive the following equity awards, each under and subject to the terms of the Company’s 2021 Equity Incentive Plan (the “Plan”) and an award agreement thereunder:

●
an award of Company restricted stock units (“RSUs”) covering a number of shares of Company Common Stock (each, a “Share”) having an approximate value of $175,000 (the “Sign-On RSUs”). The Sign-On RSUs will vest on the earlier of (A) the first anniversary of the date of grant, or (B) the date of the next annual meeting of the Company’s stockholders following the date of grant, in each case, subject to Ms. Sears’s continued service to the Company (or a subsidiary) through such date. The Sign-On RSUs will fully vest as of immediately prior to the consummation of a Change in Control (as defined in the Plan), subject to Ms. Sears’s continued service to the Company (or a subsidiary) through such date. This award is expected to be granted shortly following the commencement of the Term.

●
an award of RSUs covering a number of Shares having a value approximately equal to the product of (A) $66,667, multiplied by (B) the number of months for which she serves as Interim Chief Executive Officer (with proportionate proration for the final month of service as Interim Chief Executive Officer) (the “New Hire RSUs”). The New Hire RSUs will vest on the first anniversary of the end of the Term, subject to Ms. Sears’s continued service to the Company (or a subsidiary) through such date. This award is expected to be granted shortly following the end of the Term unless, during the Term, she is terminated for “cause” (as defined in the Offer Letter).

During the Term, Ms. Sears will not be eligible to receive compensation in respect of her service as a director of the Company (including under the Company’s Amended and Restated Outside Director Compensation Policy) and she will not be eligible to participate in the Key Executive Change in Control and Severance Plan (the “Original Severance Plan”) or the 2023 Key Executive Change in Control and Severance Plan.

The Company and Mr. Davidson have entered into a Separation Agreement and Release (the “Separation Agreement”). The Separation Agreement provides that, subject to the terms of the Separation Agreement, Mr. Davidson will receive: (i) cash payments in the aggregate amount of $2,200,000, less applicable withholdings (which amount is consistent with the amount of the “Cash Severance Benefit” Mr. Davidson otherwise would be eligible to receive under the Original Severance Plan), payable in installments on the terms set forth in the Separation Agreement, (ii) additional cash payments in the aggregate amount of $32,730.51, less applicable withholdings (which amount is consistent with the amount of the “In-Lieu of COBRA Benefit” Mr. Davidson otherwise would be eligible to receive under the Original Severance Plan), payable in installments on the terms set forth in the Separation Agreement, (iii) full vesting acceleration of 74,492 early exercised shares subject to the performance-based option granted to Mr. Davidson on November 15, 2019, (iv) continued eligibility to vest in (A) up to 163,607 shares subject to time‑based RSUs granted on March 5, 2025, and (B) up to 280,468 shares subject to performance-based RSUs granted on March 5, 2025, for which the performance-based condition but not the time-based condition was achieved as of the date on which Mr. Davidson’s employment effectively terminated, in each case, on the terms set forth in the Separation Agreement, and (v) an additional cash payment in the amount of $15,000, less applicable withholdings, for fees incurred in connection with his Separation Agreement.

Item 7.01. Regulation FD Disclosures.

On June 25, 2025, the Company issued a press release regarding the CEO leadership transition. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated as of June 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: June 25, 2025	By:	/s/ Michael Hughes
	Name:	Michael Hughes
	Title:	Chief Financial Officer